EXHIBIT 99.1

News Release
TANGER REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Collected 95% of Fourth Quarter Rents
Liquidity Exceeded $680 Million at the End of January
Domestic Traffic Returned to Pre-COVID-19 Levels During January

Greensboro, NC, February 17, 2021, Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a leading owner and operator of open-air outlet centers, today reported financial results for the three months and year ended December 31, 2020 and operating metrics for the fourth quarter of 2020.

“Our business continues to improve, with the consumer embracing open-air outlet centers as a preferred venue for shopping and entertainment. Traffic was approximately 90% of prior year levels during the fourth quarter and in January, improved to more than 99% for domestic centers. Outlets are an important component of the omnichannel retail strategy, given the low cost structure and access to an incremental consumer that is both value-oriented and aspirational,” said Stephen Yalof, Chief Executive Officer.

“Rent collections for the quarter improved to 95% of billed rents as of the end of January. As of that date, we had already collected 57% of 2020 rents that we allowed our tenants to defer until this year, nearly half of which represented prepayments. We collected 90% of deferred rents due in January. Our liquidity position is strong, with $84 million of cash and $600 million in unsecured lines of credit that were undrawn at the end of January,” he added.

Fourth Quarter Results

•Net income available to common shareholders was $0.00 per share, or $0.3 million, compared to net loss available to common shareholders of $0.13 per share, or $12.1 million, for the prior year period. The current year period was heavily impacted by the COVID-19 pandemic and is inclusive of non-cash impairment charges totaling $21.6 million, or $0.22 per share, related to assets in Mashantucket (Foxwoods), Connecticut ($19.2 million) and Jeffersonville, Ohio ($2.4 million). The Jeffersonville asset was subsequently sold in January 2021.
The prior year period was impacted by a non-cash impairment charge totaling $37.6 million, or $0.39 per share, related to the Jeffersonville asset.
•Funds From Operations (“FFO”) available to common shareholders was $0.54 per share, or $52.7 million, compared to $0.59 per share, or $57.5 million, for the prior year period.
•Core Funds From Operations (“Core FFO”) available to common shareholders was $0.54 per share, or $52.3 million, compared to $0.59 per share, or $57.5 million, for the prior year period. Core FFO for the fourth quarter of 2020 excludes certain items that the Company does not consider indicative of its ongoing operating performance, such as:
◦General and administrative expense of $0.6 million, or $0.01 per share, for compensation costs related to a voluntary retirement plan
◦A gain of $1.0 million, or $0.01 per share, on the sale of an outparcel at an asset in the Canadian joint venture

Full Year Results

•Net loss available to common shareholders was $0.40 per share, or $37.0 million, compared to net income available to common shareholders of $0.93 per share, or $86.5 million, for the prior year period. The current year period was heavily impacted by the COVID-19 pandemic and is inclusive of:
◦Non-cash impairment charges totaling $70.3 million, or $0.76 per share, related to the assets discussed above and an asset in the Canadian joint venture
◦A gain on the sale of a non-core outlet center in Terrell, Texas of $2.3 million, or $0.02 per share
The prior year period is inclusive of:
◦A gain on the sale of four outlet centers totaling $43.4 million, or $0.44 per share
◦The non-cash impairment charge of $37.6 million, or $0.39 per share, discussed above
◦General and administrative expense of $4.4 million, or $0.04 per share, for the accelerated recognition of compensation cost related to the retirement of an executive officer
•FFO available to common shareholders was $1.58 per share, or $154.1 million, compared to $2.27 per share, or $221.7 million, for the prior year period.
•Core FFO available to common shareholders was $1.57 per share, or $153.7 million, compared to $2.31 per share, or $226.1 million, for the prior year period. Core FFO excludes the 2020 and 2019 compensation costs and 2020 outparcel-related gain discussed above.

FFO and Core FFO (previously referred to as Adjusted Funds From Operations or AFFO) are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income (loss) to FFO and Core FFO, if applicable, are included in this release. Per share amounts for net income (loss), FFO and Core FFO are on a diluted basis.

Balance Sheet and Liquidity

As of January 31, 2021, the Company’s total liquidity was approximately $684 million, including cash and cash equivalents on the Company’s balance sheet and the full undrawn capacity under its $600 million unsecured lines of credit. Other than its unsecured lines of credit, which mature in October of 2021 and may be extended for one additional year, Tanger has no significant debt maturities until December 2023.

As of December 31, 2020:

•The Company remained in full compliance with all of its debt covenants
•Weighted average interest rate was 3.6% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 4.5 years
•Approximately 94% of the Company’s consolidated square footage was unencumbered by mortgages
•Interest coverage ratio (calculated as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) divided by interest expense) was 3.3 times for 2020
•Total outstanding floating rate debt was approximately $11 million, representing approximately 1% of total consolidated debt outstanding and less than 1% of total enterprise value
•Funds Available for Distribution (“FAD”) payout ratio was 47% for 2020, which reflects the dividends paid in the first half of 2020 prior to the temporary suspension of normal distributions following the payment of the May 2020 dividend for the balance of year

Tanger did not repurchase any common shares during 2020. As previously announced, the recent amendments to debt agreements prohibit share repurchases during the twelve-month surge leverage period beginning July 1, 2020.

Adjusted EBITDA and FAD are supplemental non-GAAP financial measures of operating performance. Definitions of Adjusted EBITDA and FAD and reconciliations to the nearest comparable GAAP measures are included in this release.

Dividend Reinstatement

In January 2021, the Company’s Board of Directors declared a cash dividend of $0.1775 per share, payable February 12, 2021 to holders of record on January 29, 2021. The Company currently intends to satisfy minimum taxable income distribution requirements to maintain its REIT status, and the Board of Directors will continue to evaluate the potential for future dividend distributions on a quarterly basis.

Operating Metrics

The Company’s key portfolio results were as follows:

•Consolidated portfolio occupancy rate was 91.9% on December 31, 2020, compared to 92.9% on September 30, 2020 and 97.0% on December 31, 2019
•Blended average rental rates decreased 6.7% on a straight-line basis and 11.5% on a cash basis for all renewals and re-tenanted leases that commenced during the trailing twelve months ended December 31, 2020
•Lease termination fees totaled $12.1 million for 2020, including $4.1 million for the fourth quarter, compared to $1.6 million for 2019, including $0.1 million for the fourth quarter
•Same center net operating income (“Same Center NOI”) for the consolidated portfolio decreased $7.8 million for the quarter and $59.9 million for the full year, largely due to the impact of the COVID-19 pandemic, including the recovery of rental revenues (excluding straight-line rents) of $0.4 million during the fourth quarter and the write-off of rental revenues (excluding straight-line rents) of $40.0 million for the full year.
Same Center NOI is a supplemental non-GAAP financial measure of operating performance. A complete definition of Same Center NOI and a reconciliation to the nearest comparable GAAP measure is included in this release.

Leasing Activity

Total commenced leases for the trailing twelve months ended December 31, 2020 that were renewed or re-leased for all terms included 279 leases, totaling nearly 1.5 million square feet.

As of January 31, 2021, Tanger had lease renewals executed or in process for 42.9% of the space in the consolidated portfolio scheduled to expire during 2021 compared to 51.9% of the space scheduled to expire during 2020 that was executed or in process as of January 31, 2020.

Tanger recaptured approximately 903,000 square feet within its consolidated portfolio during 2020 related to bankruptcies and brand-wide restructurings by retailers, including 317,000 square feet in the fourth quarter. During 2019, approximately 198,000 square feet were recaptured, including 3,000 square feet during the fourth quarter.

COVID-19 Update

•Cost Reductions - During the last nine months of 2020, the Company reduced cash outflows by approximately $17.9 million, including $16.6 million of property operating and $1.3 million of general and administrative expenses. In addition, Tanger temporarily deferred its Nashville pre-development-stage project and certain other planned capital expenditures.

•Open Stores - As of January 31, 2021, more than 99% of total occupied stores in the Company’s consolidated portfolio were open, representing approximately 99% of leased square footage and annualized base rent. Prior to the pandemic, Tanger Outlet Centers operated an average of 12 hours per day. Currently, Tanger’s open-air centers are open an average of 10 hours per day, which was expanded from an average of 8 hours per day in early November.

•Traffic - Traffic during the fourth quarter represented approximately 90% of prior year levels and increased to approximately 96% in January. Governmental mandates effective between late December and early-to-mid-February impacted traffic at the Tanger Outlet Centers in Canada, and excluding those centers, domestic traffic was over 99% in January.

•Rent Collections - Collections of fourth quarter rents improved to 95% of the amount billed. The Company has deferred 1% and continues to negotiate 1% of rents billed for the fourth quarter. The Company reserves all rights under its lease agreements and has pursued and will continue to pursue legal remedies to collect rent as appropriate.

During the quarter, Tanger wrote off $3.1 million, or 3%, of fourth quarter rents, including 1% related to tenant bankruptcies, 1% related to other uncollectible accounts due to financial weakness and 1% related to one-time concessions in exchange for landlord-favorable amendments to lease structure. In addition, as a result of better than expected collections through January 31, 2021, the Company recorded a $3.5 million reversal of rental revenue reserves related to prior period rents that were previously deferred or under negotiation. The resulting $0.4 million net impact of these items benefited Same Center NOI during the fourth quarter. Further, the Company recognized a write-off of approximately $1.1 million in straight-line rents associated with bankruptcies and uncollectible accounts.

Since previously reported on November 5, 2020, rent collections improved to 63% from 43% for second quarter rents billed and to 91% from 89% for third quarter rents billed. As of January 31, 2021, 57% of deferred rents had been collected, nearly half of which represented prepayments. The Company collected 90% of deferred rents due in January, and collections of January rents billed were similar to collection rates for the fourth quarter. At December 31, 2020, rental revenue reserves totaled $5.3 million, or 39% of total rents deferred or under negotiation.

The tables below summarize the Company’s current collection status for second, third and fourth quarter rents, as well as the impact to rental revenues recognized during these periods (in thousands). In the table immediately below, all rent collections have been reflected in the column related to the period the rents were billed.

	4Q20		3Q20		2Q20
	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed	Rents Billed (1)	% of Billed
Collection Status (as of January 31, 2021)
Paid	$83,281	95%	$86,682	91%	$61,139	63%
Expected	278	—%	113	—%	404	—%
Payment received or expected	$83,559	95%	$86,795	91%	$61,543	63%

Deferred	507	1%	473	1%	9,361	9%
Under negotiation	702	1%	755	1%	1,760	2%
Deferred or under negotiation	$1,209	2%	$1,228	2%	$11,121	11%

Net rents recognized before reserves & straight-line adjustments	$84,768	97%	$88,023	93%	$72,664	74%

One-time rent concessions in exchange for landlord-favorable amendments to lease structure	1,205	1%	2,829	3%	13,687	14%
Bankruptcy related, primarily pre-petition rents	821	1%	3,015	3%	9,290	10%
At risk due to tenant financial weakness	1,116	1%	934	1%	1,867	2%
Do not expect to collect (written off)	$3,142	3%	$6,778	7%	$24,844	26%

Total rents billed	$87,910	100%	$94,801	100%	$97,508	100%
(1) Excludes variable revenue which is derived from tenant sales and lease termination fees.

Rental Revenue Impact - 4Q 2020
Base rentals	$(2,702)
Tenant reimbursements	(828)
Uncollectible tenant rents	3,118

Total before straight-line rent adjustments	$(412)

Straight-line rent adjustments	1,118

Total rental revenues impact	$706

Rental Revenue Impact - Combined 2Q through 4Q
Base rentals	$15,867
Tenant reimbursements	7,130
Uncollectible tenant rents	17,043

Total before straight-line rent adjustments	$40,040

Straight-line rent adjustments	7,221

Total rental revenues impact	$47,261

•Community Support - Throughout the pandemic, Tanger volunteered its open-air outlet centers to be used for Red Cross blood drives, food collection sites, curbside food pickup and as staging areas for law enforcement and emergency medical services. In an effort to provide a healthy environment for its team members, tenants, shoppers and communities, Tanger has taken measures operationally to comply with applicable public health guidelines, including frequent cleaning of common areas and other high-touch spaces, the use of personal protective equipment by the Company’s customer service staff as well as third party maintenance, janitorial and security staff and assistance for retailers with managing social distancing guidelines when lines extend out of stores and into outlet center common areas.

Guidance for 2021

Based on the Company’s internal budgeting process and its view on current market conditions, management currently believes the Company’s net income and FFO per share for 2021 will be as follows:

For the year ended December 31, 2021:
	Low Range	High Range
Estimated diluted net income per share	$0.30	$0.40
Depreciation and amortization of real estate assets - consolidated and the Company’s share of unconsolidated joint ventures	1.15	1.15
Estimated diluted FFO per share	$1.45	$1.55
Compensation costs related to early retirement plan	$0.02	$0.02
Estimated diluted Core FFO per share	$1.47	$1.57

Tanger’s estimates reflect the following key assumptions:

•A $9 million to $10 million, or $0.09 to $0.10 per share, decrease in lease termination fees, to approximately $2 million to $3 million, from $12 million in 2020
•Additional store closures and lease adjustments related to recent tenant bankruptcy filings and restructuring announcements
•No further government-mandated retail shutdowns
•Combined annual recurring capital expenditures and second generation tenant allowances of approximately $40 million to $45 million
•Does not include the impact of the sale of any outparcels, additional properties or joint venture interests, or the acquisition of any properties or joint venture partner interests

Fourth Quarter and Full Year 2020 Conference Call

Tanger will host a conference call to discuss its fourth quarter and full year 2020 results for analysts, investors and other interested parties on Thursday, February 18, 2021, at 8:00 a.m. Eastern Time. To access the conference call, listeners should dial 1-844-492-3729 and request to join the Tanger Factory Outlets Centers, Inc. SKT Call. Alternatively, a live audio webcast of this call will be available to the public on Tanger’s Investor Relations website, investors.tangeroutlets.com. A telephone replay of the call will be available from February 18, 2021 at 11:00 a.m. through March 4, 2021 at 11:59 p.m. by dialing 1-877-344-7529, replay access code # 10151828. An online archive of the webcast will also be available through March 4, 2021.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE: SKT) is a leading operator of upscale open-air outlet centers that owns, or has an ownership interest in, a portfolio of 37 centers. Tanger’s operating properties are located in 20 states and in Canada, totaling approximately 13.7 million square feet, leased to over 2,600 stores operated by more than 500 different brand name companies. The Company has more than 40 years of experience in the outlet industry and is a publicly-traded REIT. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission (“SEC”) that includes a supplemental information package for the quarter ended December 31, 2020. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company’s website at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding the impact of the COVID-19 pandemic on the Company’s business, financial results and financial condition, future financial results and assumptions underlying that guidance, expectations regarding rent collections, the financial condition of the Company’s tenants, its leasing strategy and value proposition to retailers, occupancy and rent concessions, uses of capital, liquidity, dividend payments, cash flows, filling vacant space, store operating hours and share repurchases.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the impact of the

COVID-19 pandemic on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Investor Contact Information

Cyndi Holt    Jim Williams
SVP, Investor Relations    EVP & CFO
336-834-6892    336-834-6800
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com

Media Contact Information

Quentin Pell
SVP, Business Operations
336-834-6827
quentin.pell@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Rental revenues	$106,850	$116,557	$377,932	$463,946
Management, leasing and other services	1,574	1,476	4,936	5,419
Other revenues	2,731	2,459	7,123	8,983
Total revenues	111,155	120,492	389,991	478,348
Expenses:
Property operating	35,144	39,482	137,135	157,734
General and administrative	12,402	12,880	47,733	53,790
Impairment charges	21,551	37,610	67,226	37,610
Depreciation and amortization	29,177	30,305	117,143	123,314
Total expenses	98,274	120,277	369,237	372,448
Other income (expense):
Interest expense	(15,356)	(15,034)	(63,142)	(61,672)
Gain on sale of assets	—	—	2,324	43,422
Other income (expense)	136	205	925	(2,761)
Total other income (expense)	(15,220)	(14,829)	(59,893)	(21,011)
Income (loss) before equity in earnings of unconsolidated joint ventures	(2,339)	(14,614)	(39,139)	84,889
Equity in earnings of unconsolidated joint ventures	2,616	2,235	1,126	7,839
Net income (loss)	277	(12,379)	(38,013)	92,728
Noncontrolling interests in Operating Partnership	(14)	630	1,925	(4,678)
Noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	263	(11,749)	(36,278)	87,855
Allocation of earnings to participating securities	(3)	(306)	(692)	(1,336)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$260	$(12,055)	$(36,970)	$86,519

Basic earnings per common share:
Net income (loss)	$—	$(0.13)	$(0.40)	$0.93

Diluted earnings per common share:
Net income (loss)	$—	$(0.13)	$(0.40)	$0.93

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Rental property:
Land	$265,968	$266,537
Buildings, improvements and fixtures	2,527,404	2,630,357
	2,793,372	2,896,894
Accumulated depreciation	(1,054,993)	(1,009,951)
Total rental property, net	1,738,379	1,886,943
Cash and cash equivalents	84,832	16,672
Investments in unconsolidated joint ventures	94,579	94,691
Deferred lease costs and other intangibles, net	84,960	96,712
Operating lease right-of-use assets	81,499	86,575
Prepaids and other assets	105,282	103,618
Total assets	$2,189,531	$2,285,211

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,140,576	$1,138,603
Unsecured term loan, net	347,370	347,367
Mortgages payable, net	79,940	83,803
Unsecured lines of credit	—	—
Total debt	1,567,886	1,569,773
Accounts payable and accrued expenses	88,253	79,562
Operating lease liabilities (1)	90,105	91,237
Other liabilities	84,404	88,530
Total liabilities	1,830,648	1,829,102
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 93,569,801 and 92,892,260 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	936	929
Paid in capital	787,143	775,035
Accumulated distributions in excess of net income	(420,104)	(317,263)
Accumulated other comprehensive loss	(26,585)	(25,495)
Equity attributable to Tanger Factory Outlet Centers, Inc.	341,390	433,206
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	17,493	22,903
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	358,883	456,109
Total liabilities and equity	$2,189,531	$2,285,211

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	December 31,
	2020	2019
Gross leasable area open at end of period (in thousands):
Consolidated	11,873	12,048
Partially owned - unconsolidated	2,212	2,212
Total (1)	14,085	14,260

Outlet centers in operation at end of period:
Consolidated	31	32
Partially owned - unconsolidated	7	7
Total	38	39

States operated in at end of period (2)	19	19
Occupancy at end of period (2)	91.9%	97.0%
(1)Due to rounding, numbers may not add up precisely to the totals provided.
(2)Excludes the centers in which the Company has ownership interests but are held in unconsolidated joint ventures.

NON-GAAP SUPPLEMENTAL MEASURES

Beginning with the three months ended March 31, 2020, we elected to supplement our disclosure with three additional non-GAAP measures, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre (each as defined below), that are commonly provided in the REIT industry. See “Adjusted EBITDA, EBITDAre and Adjusted EBITDAre” below for more information. We also now refer to Adjusted Funds from Operations (“AFFO”) as Core Funds From Operations (“Core FFO”), but there has been no change to the definition of this measure.

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core FFO (formerly referred to as AFFO) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, gains and losses on change of control, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related voluntary retirement plan and to executive officer retirement, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, compensation related to voluntary retirement plan and executive officer retirement, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.

We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of Net Income (Loss) to FFO and Core FFO:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	28,487	29,707	114,021	120,856
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,986	3,059	12,024	12,512
Impairment charges - consolidated (1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Foreign currency loss from sale of joint venture property	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
FFO	53,301	57,997	156,025	223,925
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	(190)	(195)
Allocation of earnings to participating securities	(560)	(489)	(1,713)	(1,991)
FFO available to common shareholders (2)	$52,741	$57,508	$154,122	$221,739
As further adjusted for:
Compensation related to voluntary retirement plan and executive officer retirement (3)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Impact of above adjustments to the allocation of earnings to participating securities	5	—	5	(35)
Core FFO available to common shareholders (2)	$52,327	$57,508	$153,708	$226,075
FFO available to common shareholders per share - diluted (2)	$0.54	$0.59	$1.58	$2.27
Core FFO available to common shareholders per share - diluted (2)	$0.54	$0.59	$1.57	$2.31

Weighted Average Shares:
Basic weighted average common shares	92,686	92,243	92,618	92,808
Effect of outstanding options	183	—	—	—
Diluted weighted average common shares (for earnings per share computations)	92,869	92,243	92,618	92,808
Effect of outstanding options	—	—	94	—
Exchangeable operating partnership units	4,878	4,949	4,903	4,958
Diluted weighted average common shares (for FFO and Core FFO per share computations) (2)	97,747	97,192	97,615	97,766
(1)Includes $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)The 2019 amount represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement. The 2020 amount represents compensation cost related to a voluntary retirement plan offer which required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.

Below is a reconciliation of FFO to FAD:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
FFO available to common shareholders	$52,741	$57,508	$154,122	$221,739
Adjusted for:
Corporate depreciation excluded above	690	598	3,122	2,458
Amortization of finance costs	997	758	3,583	3,004
Amortization of net debt discount	123	115	482	448
Amortization of equity-based compensation	2,951	3,749	12,517	18,120
Straight-line rent adjustments	955	(317)	3,372	(7,721)
Market rent adjustments	161	365	2,721	1,432
Second generation tenant allowances and lease incentives	(3,724)	(3,018)	(17,443)	(18,189)
Capital improvements	(2,729)	(6,800)	(14,709)	(21,478)
Adjustments from unconsolidated joint ventures	371	(408)	(108)	(1,662)
FAD available to common shareholders (1)	$52,536	$52,550	$147,659	$198,151
Dividends per share	$—	$0.3550	$0.7125	$1.4150
FFO payout ratio	—%	60%	45%	62%
FAD payout ratio	—%	66%	47%	70%
Diluted weighted average common shares (1)	97,747	97,192	97,615	97,766
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Below is a reconciliation of Net Income (Loss) to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,616)	(2,235)	(1,126)	(7,839)
Interest expense	15,356	15,034	63,142	61,672
Gain on sale of assets	—	—	(2,324)	(43,422)
Other (income) expense	(136)	(205)	(925)	2,761
Impairment charges	21,551	37,610	67,226	37,610
Depreciation and amortization	29,177	30,305	117,143	123,314
Other non-property expenses	197	555	1,359	1,049
Corporate general and administrative expenses	12,413	12,852	48,172	53,881
Non-cash adjustments (1)	1,138	(409)	6,170	(6,237)
Lease termination fees	(4,125)	(89)	(12,125)	(1,615)
Portfolio NOI	73,232	81,039	248,699	313,902
Non-same center NOI (2)	(331)	(382)	(728)	(5,993)
Same Center NOI	$72,901	$80,657	$247,971	$307,909
(1)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(2)Excluded from Same Center NOI:

Outlet centers sold:
Nags Head, Ocean City, Park City, and Williamsburg	March 2019
Terrell	August 2020

Below is a reconciliation of Net Income (Loss) to Adjusted EBITDA:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Interest expense	15,356	15,034	63,142	61,672
Depreciation and amortization	29,177	30,305	117,143	123,314
Impairment charges - consolidated (1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
Compensation related to voluntary retirement plan and executive officer retirement (2)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Adjusted EBITDA	$65,942	$70,570	$209,846	$279,914

Below is a reconciliation of Net Income (Loss) to EBITDAre and Adjusted EBITDAre:

	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$277	$(12,379)	$(38,013)	$92,728
Adjusted to exclude:
Interest expense	15,356	15,034	63,142	61,672
Depreciation and amortization	29,177	30,305	117,143	123,314
Impairment charges - consolidated (1)	21,551	37,610	67,226	37,610
Impairment charge - unconsolidated joint ventures	—	—	3,091	—
Loss on sale of joint venture property, including foreign currency effect	—	—	—	3,641
Gain on sale of assets	—	—	(2,324)	(43,422)
Pro-rata share of interest expense - unconsolidated joint ventures	1,550	1,952	6,545	8,117
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	2,985	3,058	12,024	12,458
EBITDAre	$70,896	$75,580	$228,834	$296,118
Compensation related to voluntary retirement plan and executive officer retirement (2)	573	—	573	4,371
Gain on sale of outparcel - unconsolidated joint ventures	(992)	—	(992)	—
Adjusted EBITDAre	$70,477	$75,580	$228,415	$300,489

(1)Includes $2.6 million and $4.0 million for the three months and year ended December 31, 2020, respectively, of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.
(2)The 2019 amount represents the accelerated recognition of compensation cost entitled to be received by the Company’s former President and Chief Operating Officer per the terms of a transition agreement executed in connection with his retirement. The 2020 amount represents compensation cost related to a voluntary retirement plan offer which required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021.